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EXHIBIT 21.1

In Effect as of December 31, 2007

Subsidiaries of:	Jurisdiction
COGENT COMMUNICATIONS GROUP, INC.	(Delaware corporation)
COGENT COMMUNICATIONS, INC.	(Delaware corporation)
COGENT COMMUNICATIONS OF CALIFORNIA, INC.	(Delaware corporation)
NETWORK EQUIPMENT SOLUTIONS, LLC	(Delaware LLC)
UFO GROUP, INC.	(Delaware corporation)
ALLIED RISER COMMUNICATIONS CORPORATION	(Delaware corporation)
ALLIED RISER OPERATIONS CORPORATION	(Delaware corporation)
COGENT CANADA, INC.	(Nova Scotia corporation)
COGENT IH, LLC	(Delaware LLC)
COGENT WG, LLC	(Delaware LLC)
COGENT COMMUNICATIONS OF D.C., INC.	(Delaware corporation)
COGENT COMMUNICATIONS OF FLORIDA, INC.	(Delaware corporation)
COGENT COMMUNICATIONS OF MARYLAND, INC.	(Delaware corporation)
COGENT COMMUNICATIONS OF TEXAS, INC.	(Delaware corporation)
COGENT COMMUNICATIONS OF VIRGINIA, INC.	(Virginia corporation)
SYMPOSIUM GAMMA, INC.	(Delaware corporation)
COGENT EUROPE, SÁRL	(Luxembourg)
COGENT COMMUNICATIONS FRANCE, SAS	(France)
COGENT COMMUNICATIONS ESPAÑA S.A.	(Spain)
COGENT COMMUNICATIONS UK LTD.	(England)
CCE COGENT INTERNET SERVICES LIMITED	(Ireland)
COGENT INTERNET SWITZERLAND LLC	(Switzerland)
COGENT BELGIUM SPRL	(Belgium)
COGENT COMMUNICATIONS NETHERLANDS B.V.	(The Netherlands)
C.C.D. COGENT COMMUNICATIONS DEUTSCHLAND, GMBH (with branches in Austria, Norway and Sweden)	(Germany)
COGENT COMMUNICATIONS ITALIA S.R.L.	(Italy)
CCM COMMUNICATIONS S. de R.L. de C.V.	(Mexico)
COGENT COMMUNICATIONS CZECH REPUBLIC, S.R.O.	(Czech Republic)
COGENT COMMUNICATIONS SLOVAKIA, S.R.O.	(Slovakia)
COGENT COMMUNICATIONS HUNGARY, KFT.	(Hungary)
COGENT COMMUNICATIONS BULGARIA EOOD	(Bulgaria)
COGENT COMMUNICATIONS D.O.O.	(Serbia)
TVO COGENT COMMUNICATIONS UKRAINE	(The Ukraine)

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  EXHIBIT 21.1